UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2004

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices)

(630) 586-8000

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On July 7, 2004, CenterPoint issued a press release announcing the pricing of $150 million senior unsecured notes under its existing shelf registration statement. This offering is expected to close on July 12, 2004.  The 7-year notes are due July 15, 2011, having a coupon of 5.25%.

Additionally, the press release announced that the Company will hold its second quarter 2004 conference call on Wednesday, July 21, 2004 at 2:00 p.m. Eastern Time (1:00 p.m. Central Time).  This call is being webcast by Shareholder.com and can be accessed at the Investor Relations page of CenterPoint’s website, www.centerpoint-prop.com.

The press release is attached hereto and filed herewith.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated July 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: July 8, 2004	By:	/s/ Paul S. Fisher
Paul S. Fisher
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated July 7, 2004.